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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                          TOUCH AMERICA HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                                             52-089-1669
(State of incorporation                                  (I.R.S. Employer
   or organization)                                     Identification No.)

                                 130 N. Main St.
                            Butte, Montana 59701-9931
          (Address of principal executive offices, including zip code)

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         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(d), please check the following box. [ ]

         Securities to be registered pursuant to Section 12(b) of the Act:

                                                 Name of each exchange on which
Title of each class to be so Registered          each class is to be Registered
---------------------------------------          ------------------------------
Common Stock, par value $0.01 per share              New York Stock Exchange
     Preferred Stock, $6.75 Series                      Pacific Exchange

         Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

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         The Commission is respectfully requested to send copies of all notices, orders and communications to:

                             JOHN T. O'CONNOR , ESQ.
                       MILBANK, TWEED, HADLEY & MCCLOY LLP
                             1 CHASE MANHATTAN PLAZA
                               NEW YORK, NY 10005

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  The Common Stock and Preferred Stock to be registered hereunder are described under the heading "DESCRIPTION OF TOUCH AMERICA HOLDINGS CAPITAL STOCK" in the proxy statement/prospectus, dated July 13, 2001 (the "Proxy Statement/Prospectus") as filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the "Securities Act"). The Proxy Statement/Prospectus forms a part of registration statement No. 333-65058 (the "Registration Statement"). The Registration Statement was filed with the Commission pursuant to the Securities Act on July 13, 2001, and was declared effective by the Commission on July 17, 2001. The aforementioned description in the Proxy Statement/Prospectus is hereby incorporated by reference into this Item 1.

Item 2.  EXHIBITS.

1. Specimen of the Common Stock (filed as Exhibit 4.1 to the registrant's Proxy Statement/Prospectus filed July 13, 2001 and incorporated herein by reference).

2. Specimen of the Preferred Stock (filed as Exhibit 4.2 to the registrant's Proxy Statement/Prospectus filed July 13, 2001 and incorporated herein by reference).


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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  February 12, 2002                 TOUCH AMERICA HOLDINGS, INC.


                                         /s/ Jerrold P. Pederson
                                         ---------------------------------------
                                         Name:  Jerrold P. Pederson
                                         Title: Vice President
                                                and Chief Financial Officer
                                                (Principal Financial Officer)











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